THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO- ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SECURED PROMISSORY NOTE AND AGREEMENT

$55,000	October 29, 2015
Los Angeles, CA

For value received, Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”), promises to pay Chaim K. Wainer an individual (the “Holder”) the principal sum of Fifty Five Thousand Dollars ($55,000) and royalties as defined in payment schedule below in item 2 The principal shall be due and payable on or before 5:00 p.m., Pacific Time, on March 29, 2018 (the “Maturity Date”). Once the principal has been paid in full, the royalties as defined in payment schedule below in item 2. (d) and (e) of this agreement will begin in perpetuity. Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 6 hereof.

1. HISTORY OF THE NOTE. This Note is being delivered to Holder in connection with the Holder loaning the Company Fifty Five Thousand Dollars ($55,000).

Payable as follows and not completed until last payment

$10,000 Due on or before October 29, 2015

$15,000 Due on or before January 29, 2016

$15,000 Due on or before February 29, 2016

$15,000 Due on or before March 29, 2016

2. PAYMENT SCHEDULE. The principal due under this Note will be due and payable by the Company to the Holder on the following schedule after which the royalty agreement highlighted in (d) and (e) below:

a.	$937.50 per month for four (4) months starting April 29, 2016;

b.	$1,250 per month for month five (5), accelerating and increasing by $312.50 per month through month twelve (12);

c.	$2708.34 per month for months thirteen (13) through twenty-four (24);

d.	Starting in the twenty-fifth (25th) month, the Company will pay the “Holder” Five Dollars ($5) per month for every BDI-747 Ignition Interlock Device, or any other device and/or model number, manufactured, distributed, developed or used by Blow & Drive Interlock Corporation, (each referred to hereafter as a “Unit”) that the Company has on the road in customers’ vehicles up to Eight Hundred (800) Units in perpetuity; whether the device is distributed, installed or used by Blow & Drive Interlock Corporation or one of their affiliates, related companies, distributors and/or franchisees; and

e.	For every Unit the Company has on the road in customers’ vehicles over 800 Units, then the Company will pay the Holder One Dollar ($1) per month for those Units over 800 Units in perpetuity; Whether the device was distributed, installed or used by Blow & Drive Interlock Corporation or one of their affiliates, related companies, distributors and/or franchisees.

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All payments the Company makes to the Holder under (a) – (c) will count as payments to Holder for the principal and due under this Note. After the principal has been paid back in full, the royalty payments mentioned above in item 2. (d) and (e) will begin in perpetuity. In the event the Company has more than Eight Hundred (800) Units on the road in customers’ vehicles prior to the twenty-fifth (25th) month, then the Company will begin paying the amounts due under (d) and (e), above, at that time. The payments payable by the Company under (d) and (e) will continue in perpetuity even after all amounts due under this Note have been paid in full.

3. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal pursuant to this Note; or a payment pursuant to this agreement under 2. (d) and (e) above.

(b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 5(b), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) business days after notice to cure such breach;

(c) The breach of any covenant or undertaking, not otherwise provided for in this Section 5;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

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Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all royalties thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued royalties in perpetuity thereon, shall immediately become due and payable without any such notice.

4. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company, which consent will not be unreasonably withheld.

5. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Blow & Drive Interlock Corporation
1080 La Cienega Boulevard
Suite 304
Los Angeles, California 90035
Attn. Laurence Wainer
Facsimile ( )

With a copy to:	Law Offices of Craig V. Butler
300 Spectrum Center Dr., Suite 300
Irvine, CA 92618
Attn: Craig V. Butler, Esq.
Facsimile No.: (949)209-2545

If to Holder:

Facsimile No.:

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or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other Party hereto.

6. GOVERNING LAW; VENUE. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, and to be performed entirely within the State of California. The parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Los Angeles County, California.

7. MODIFICATION; WAIVER. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

8. ATTORNEY FEE. In the event of litigation, the prevailing party shall be entitled to all attorney fees and costs.

9. FILING. Company shall take all actions necessary to disclose the terms of this promissory note and royalty agreement to all shareholders, perspective purchasers, government agencies and the like for said note. The Company’s failure to take such necessary actions to protect the Holder’s agreement of this note shall constitute a default of this agreement.

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IN WITNESS WHEREOF, Company has executed this Secured Promissory Note as of the date first written above.

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